EXHIBIT 3.03
                 INCORPORATED UNDER THE LAWS OF

                      THE STATE OF DELAWARE


No. 0001                                            Shares 1,000

                    PANDA FUNDING CORPORATION

                          Common Stock


      This certifies that PANDA INTERFUNDING CORPORATION is the owner of ONE THOUSAND (1,000) shares of the Capital Stock of PANDA FUNDING CORPORATION transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

      IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this 25th day of July
A.D. 1996.



Janice Carter                                   Robert  W. Carter

                        SHARES $0.01 EACH